Exhibit 5.1

March 12, 2019

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, TN 37067

Ladies and Gentlemen:

We have acted as counsel to Community Health Systems, Inc., a Delaware corporation (“Community Health Systems, Inc.”), CHS/Community Health Systems, Inc., a Delaware corporation (“CHS” and together with Community Health Systems, Inc., the “Issuers”), a wholly-owned subsidiary of Community Health Systems, Inc., the subsidiaries of Community Health Systems, Inc. listed on Schedule I (the “Schedule I Guarantors”) and Schedule II (the “Schedule II Guarantors” and, collectively with the Schedule I Guarantors, the “Covered Subsidiary Guarantors”), and the other subsidiaries of CHS listed on Schedule III (the “Schedule III Guarantors” and, collectively with the Covered Subsidiary Guarantors, the “Guarantors”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to (i) shares of common stock of Community Health Systems, Inc., par value $0.01 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of Community Health Systems, Inc., par value $0.01 per share (the “Preferred Stock”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) depositary shares (the

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“Depositary Shares”) representing fractional interests in either Common Stock or Preferred Stock, which will be evidenced by depositary receipts (the “Depositary Receipts”); (vi) warrants to purchase Depositary Shares (the “Depositary Share Warrants”); (vii) debt securities of either Issuer, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) and, in each case, which may be convertible or exchangeable into other securities of the applicable Issuer; (viii) warrants to purchase Debt Securities (the “Debt Security Warrants” and, together with the Common Stock Warrants, Preferred Stock Warrants and Depositary Share Warrants, the “Warrants”); (ix) guarantees of Community Health Systems, Inc., CHS and the Guarantors to be issued in connection with the Debt Securities, in each case as applicable (the “Guarantees”); and (x) Common Stock, Preferred Stock, Debt Securities and Guarantees that may be issued upon conversion, exchange or exercise of Debt Securities or Securities Warrants (as defined below), whichever is applicable. The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Securities Warrants and the Guarantees are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time for an indeterminate aggregate initial offering price.

The Depositary Shares and related Depositary Receipts will be issued pursuant to one or more Deposit Agreements (each, a “Deposit Agreement”) between the Issuers and a depositary named therein (a “Depositary”).

The Senior Debt Securities and any Guarantees thereof will be issued under either (i) an indenture in the form filed as an Exhibit to the Registration Statement (the “Community Health Systems, Inc. Senior Base Indenture” and including any supplemental indentures related thereto, the “Community Health Systems, Inc. Senior Indenture”), among Community Health Systems,

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Inc., the applicable Guarantors and Regions Bank, as trustee (the “Senior Trustee”) or (ii) an indenture in the form filed as an Exhibit to the Registration Statement (the “CHS Senior Base Indenture” and including any supplemental indentures related thereto, the “CHS Senior Indenture”), among CHS, the applicable Guarantors and the Senior Trustee. The Subordinated Debt Securities and the Guarantees thereof, if any, will be issued under either (i) an indenture in the form filed as an Exhibit to the Registration Statement (the “Community Health Systems, Inc. Subordinated Base Indenture” and including any supplemental indentures related thereto, the “Community Health Systems, Inc. Subordinated Indenture”), among Community Health Systems, Inc., the applicable Guarantors and Regions Bank, as trustee (the “Subordinated Trustee”) or (ii) an indenture in the form filed as an Exhibit to the Registration Statement (the “CHS Subordinated Base Indenture” and including any supplemental indentures related thereto, the “CHS Subordinated Indenture”), among CHS, the applicable Guarantors and the Subordinated Trustee. The Community Health Systems, Inc. Senior Indenture, the CHS Senior Indenture, the Community Health Systems, Inc. Subordinated Indenture and the CHS Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

The Warrants, if any, will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between either Issuer and such warrant agent as shall be named therein. Each party to a Warrant Agreement other than the applicable Issuer is referred to hereinafter as a “Counterparty.”

The Deposit Agreements, Indentures and Warrant Agreements are hereinafter referred to collectively as the “Securities Agreements.”

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We have examined the Registration Statement; the form of the share certificate for the Common Stock and the Indentures (including the forms of Senior Debt Securities and Subordinated Debt Securities and any Guarantees thereof set forth therein), each of which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents and online databases of public officials and such certificates or comparable documents of officers and representatives of the Issuers and the Guarantors and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of each party thereto other than the Issuers and any Guarantor. We also have assumed that, with respect to the issuance of any shares of Common Stock or Preferred Stock, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable Securities Agreements and Securities, (1) the Issuers and each Guarantor will be validly existing and in good standing (or, with respect to the Schedule II Guarantors, listed as active on the franchise tax status records of the Comptroller of Public Accounts of the State of Texas) under the law of the jurisdiction in which it is organized and such Securities Agreements and such

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Guarantees will have been duly authorized, executed and delivered, as applicable, by the Issuers and each Guarantor in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Issuers and each Guarantor of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act or the Texas Business Organizations Code, assuming there shall not have been any change in such laws affecting the validity or enforceability of such Securities Agreement and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Issuers and each Guarantor of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Issuers or any such Guarantor and (b) will comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.

With respect to the Common Stock, assuming (a) the taking by the Board of Directors of Community Health Systems, Inc. of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Issuers and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of Community Health Systems, Inc. and otherwise in accordance with the provisions of such agreement, the certificate of incorporation, by-laws and the Delaware General Corporation Law, the Common Stock will be validly issued, fully paid and nonassessable.

2.

With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of Community Health Systems, Inc. of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then

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binding on Community Health Systems, Inc., (b) due filing of the applicable definitive Certificate of Designations with respect to such Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of Community Health Systems, Inc. and otherwise in accordance with the provisions of such agreement, the certificate of incorporation, by-laws and the Delaware General Corporation Law the Preferred Stock will be validly issued, fully paid and nonassessable.

3.

With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board of Directors of Community Health Systems, Inc. to authorize and approve the issuance and delivery to the Depositary of the Preferred Stock represented by the Depositary Shares, the issuance and terms of the Depositary Shares and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on Community Health Systems, Inc. and (b) the due execution, issuance and delivery of Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the applicable definitive Deposit Agreement, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of Community Health Systems, Inc. and otherwise in accordance with the provisions of such agreement and such Deposit Agreement, the Depositary Shares will represent legal and valid interests in such Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in such Preferred Stock.

4.

With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board of Directors of the applicable Issuer or duly authorized officers of the applicable Issuer (such Board of Directors or authorized officers being referred to herein as the “Issuer Authorizing Party”) to authorize and approve the issuance and terms of any Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Issuers, and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Issuer Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the applicable Issuer enforceable against the applicable Issuer in accordance with their terms.

5.

With respect to the Guarantees, assuming (a) the taking of all necessary corporate, limited liability company or limited partnership action by the applicable Board of Directors of each Guarantor or duly authorized members, managers, general partners or officers of such Guarantor (each such Board of Directors or duly authorized members, managers, general partners or officers being referred to herein as the “Guarantor Authorizing Party”) to authorize and approve the issuance and terms of any Guarantees and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on such Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying

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such Guarantees, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Guarantor Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

6.

With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the applicable Board of Directors or in the case of the Debt Securities Warrants, the Authorizing Party, to authorize and approve the issuance and terms of any Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Issuers and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by such Board of Directors and otherwise in accordance with the provisions of such agreement and the applicable definitive Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the applicable Issuer enforceable against the applicable Issuer in accordance with their terms.

Our opinions set forth in paragraphs 3 through 6 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of (A) the waiver of rights and defenses contained in Section 515 of the Indentures or (B) Section 110 of the Indentures relating to the separability of provisions of the Indentures.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Texas Business Organizations Code.

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We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

Schedule I – Delaware Guarantors

Name		Juris
1.	Abilene Hospital, LLC	DE
2.	Abilene Merger, LLC	DE
3.	Affinity Health Systems, LLC	DE
4.	Affinity Hospital, LLC	DE
5.	Berwick Hospital Company, LLC	DE
6.	Birmingham Holdings II, LLC	DE
7.	Birmingham Holdings, LLC	DE
8.	Bluefield Holdings, LLC	DE
9.	Bluefield Hospital Company, LLC	DE
10.	Bluffton Health System LLC	DE
11.	Brownwood Hospital, L.P.	DE
12.	Brownwood Medical Center, LLC	DE
13.	Bullhead City Hospital Investment Corporation	DE
14.	Carlsbad Medical Center, LLC	DE
15.	Carolinas Holdings, LLC	DE
16.	Carolinas JV Holdings General, LLC	DE
17.	Carolinas JV Holdings II, LLC	DE
18.	Carolinas JV Holdings, L.P.	DE
19.	Central Florida HMA Holdings, LLC	DE
20.	Central States HMA Holdings, LLC	DE
21.	Chestnut Hill Health System, LLC	DE
22.	CHHS Holdings, LLC	DE
23.	CHHS Hospital Company, LLC	DE
24.	CHS Pennsylvania Holdings, LLC	DE
25.	CHS Receivables Funding, LLC	DE
26.	CHS Tennessee Holdings, LLC	DE
27.	CHS Virginia Holdings, LLC	DE
28.	Clarksville Holdings II, LLC	DE
29.	Clarksville Holdings, LLC	DE
30.	Cleveland Tennessee Hospital Company, LLC	DE
31.	College Station Hospital, L.P.	DE
32.	College Station Medical Center, LLC	DE
33.	College Station Merger, LLC	DE
34.	Community Health Investment Company, LLC	DE
35.	CP Hospital GP, LLC	DE
36.	CPLP, LLC	DE
37.	Crestwood Healthcare, L.P.	DE
38.	Crestwood Hospital LP, LLC	DE
39.	Crestwood Hospital, LLC	DE
40.	CSMC, LLC	DE

Name		Juris
41.	Deaconess Holdings, LLC	DE
42.	Deaconess Hospital Holdings, LLC	DE
43.	Desert Hospital Holdings, LLC	DE
44.	Detar Hospital, LLC	DE
45.	DHFW Holdings, LLC	DE
46.	Dukes Health System, LLC	DE
47.	Florida HMA Holdings, LLC	DE
48.	Gadsden Regional Medical Center, LLC	DE
49.	GRMC Holdings, LLC	DE
50.	Hallmark Healthcare Company, LLC	DE
51.	Health Management Associates, LLC	DE
52.	Health Management Associates, LP	DE
53.	Health Management General Partner I, LLC	DE
54.	Health Management General Partner, LLC	DE
55.	HMA Hospitals Holdings, LP	DE
56.	HMA Services GP, LLC	DE
57.	HMA-TRI Holdings, LLC	DE
58.	Hobbs Medco, LLC	DE
59.	Kirksville Hospital Company, LLC	DE
60.	Knox Hospital Company, LLC	DE
61.	Lancaster Hospital Corporation	DE
62.	La Porte Health System, LLC	DE
63.	La Porte Hospital Company, LLC	DE
64.	Las Cruces Medical Center, LLC	DE
65.	Lea Regional Hospital, LLC	DE
66.	Longview Clinic Operations Company, LLC	DE
67.	Longview Medical Center, L.P.	DE
68.	Longview Merger, LLC	DE
69.	LRH, LLC	DE
70.	Lutheran Health Network of Indiana, LLC	DE
71.	Mary Black Health System LLC	DE
72.	Medical Center of Brownwood, LLC	DE
73.	Mississippi HMA Holdings I, LLC	DE
74.	Mississippi HMA Holdings II, LLC	DE
75.	Moberly Hospital Company, LLC	DE
76.	Natchez Hospital Company, LLC	DE
77.	National Healthcare of Leesville, Inc.	DE
78.	Navarro Hospital, L.P.	DE
79.	Navarro Regional, LLC	DE
80.	NC-DSH, LLC	DE
81.	Northwest Arkansas Hospitals, LLC	DE
82.	Northwest Hospital, LLC	DE

Name		Juris
83.	NOV Holdings, LLC	DE
84.	NRH, LLC	DE
85.	Oro Valley Hospital, LLC	DE
86.	Palmer-Wasilla Health System, LLC	DE
87.	Pennsylvania Hospital Company, LLC	DE
88.	Phoenixville Hospital Company, LLC	DE
89.	Pottstown Hospital Company, LLC	DE
90.	QHG Georgia Holdings, Inc.	DE
91.	QHG Georgia Holdings II, LLC	DE
92.	QHG of Bluffton Company, LLC	DE
93.	QHG of Fort Wayne Company, LLC	DE
94.	Regional Hospital of Longview, LLC	DE
95.	Ruston Hospital Corporation	DE
96.	Ruston Louisiana Hospital Company, LLC	DE
97.	SACMC, LLC	DE
98.	San Angelo Community Medical Center, LLC	DE
99.	San Angelo Medical, LLC	DE
100.	Scranton Holdings, LLC	DE
101.	Scranton Hospital Company, LLC	DE
102.	Scranton Quincy Holdings, LLC	DE
103.	Scranton Quincy Hospital Company, LLC	DE
104.	Siloam Springs Arkansas Hospital Company, LLC	DE
105.	Siloam Springs Holdings, LLC	DE
106.	Southeast HMA Holdings, LLC	DE
107.	Southern Texas Medical Center, LLC	DE
108.	Southwest Florida HMA Holdings, LLC	DE
109.	Tennessee HMA Holdings, LP	DE
110.	Tennyson Holdings, LLC	DE
111.	Tomball Texas Holdings, LLC	DE
112.	Tomball Texas Hospital Company, LLC	DE
113.	Triad Healthcare, LLC	DE
114.	Triad Holdings III, LLC	DE
115.	Triad Holdings IV, LLC	DE
116.	Triad Holdings V, LLC	DE
117.	Triad Nevada Holdings, LLC	DE
118.	Triad of Alabama, LLC	DE
119.	Triad-ARMC, LLC	DE
120.	Triad-Navarro Regional Hospital Subsidiary, LLC	DE
121.	Tunkhannock Hospital Company, LLC	DE
122.	VHC Medical, LLC	DE
123.	Vicksburg Healthcare, LLC	DE
124.	Victoria Hospital, LLC	DE

Name		Juris
125.	Victoria of Texas, L.P.	DE
126.	Webb Hospital Corporation	DE
127.	Webb Hospital Holdings, LLC	DE
128.	Wesley Health System LLC	DE
129.	WHMC, LLC	DE
130.	Wilkes-Barre Behavioral Hospital Company, LLC	DE
131.	Wilkes-Barre Holdings, LLC	DE
132.	Wilkes-Barre Hospital Company, LLC	DE
133.	Woodland Heights Medical Center, LLC	DE
134.	Woodward Health System, LLC	DE

Schedule II – Texas Guarantors

Name		Juris
1.	Granbury Hospital Corporation	TX
2.	Laredo Texas Hospital Company, L.P.	TX
3.	Weatherford Hospital Corporation	TX
4.	Weatherford Texas Hospital Company, LLC	TX

Schedule III Non-covered Guarantors

Name		Juris
1.	Foley Hospital Corporation	AL
2.	QHG of Enterprise, Inc.	AL
3.	Fort Smith HMA, LLC	AR
4.	MCSA, L.L.C.	AR
5.	QHG of Springdale, Inc.	AR
6.	Triad-El Dorado, Inc.	AR
7.	Van Buren H.M.A., LLC	AR
8.	Bullhead City Hospital Corporation	AZ
9.	Citrus HMA, LLC	FL
10.	HMA Santa Rosa Medical Center, LLC	FL
11.	Hospital Management Associates, LLC	FL
12.	Hospital Management Services of Florida, LP	FL
13.	Key West HMA, LLC	FL
14.	Naples HMA, LLC	FL
15.	Pasco Regional Medical Center, LLC	FL
16.	Port Charlotte HMA, LLC	FL
17.	Punta Gorda HMA, LLC	FL
18.	Venice HMA, LLC	FL
19.	QHG Georgia, LP	GA
20.	Frankfort Health Partner, Inc.	IN
21.	QHG of Clinton County, Inc.	IN
22.	Kennett HMA, LLC	MO
23.	Poplar Bluff Regional Medical Center, LLC	MO
24.	Biloxi H.M.A., LLC	MS
25.	Brandon HMA, LLC	MS
26.	Jackson HMA, LLC	MS
27.	Madison HMA, LLC	MS
28.	QHG of Forrest County, Inc.	MS
29.	QHG of Hattiesburg, Inc.	MS
30.	River Oaks Hospital, LLC	MS
31.	River Region Medical Corporation	MS
32.	ROH, LLC	MS
33.	Statesville HMA, LLC	NC
34.	Salem Hospital Corporation	NJ
35.	Roswell Hospital Corporation	NM
36.	Clinton HMA, LLC	OK
37.	Kay County Hospital Corporation	OK
38.	Kay County Oklahoma Hospital Company, LLC	OK
39.	Marshall County HMA, LLC	OK
40.	Seminole HMA, LLC	OK
41.	Coatesville Hospital Corporation	PA
42.	Chester HMA, LLC	SC

Name		Juris
43.	Gaffney H.M.A., LLC	SC
44.	QHG of South Carolina, Inc.	SC
45.	QHG of Spartanburg, Inc.	SC
46.	Campbell County HMA, LLC	TN
47.	Cleveland Hospital Company, LLC	TN
48.	Cocke County HMA, LLC	TN
49.	Dyersburg Hospital Company, LLC	TN
50.	HMA Fentress County General Hospital, LLC	TN
51.	Hospital of Morristown, LLC	TN
52.	Jackson Hospital Corporation (TN)	TN
53.	Jefferson County HMA, LLC	TN
54.	Knoxville HMA Holdings, LLC	TN
55.	Lakeway Hospital Company, LLC	TN
56.	Lebanon HMA, LLC	TN
57.	Martin Hospital Company, LLC	TN
58.	Metro Knoxville HMA, LLC	TN
59.	Shelbyville Hospital Company, LLC	TN
60.	Tullahoma HMA, LLC	TN
61.	Emporia Hospital Corporation	VA
62.	Franklin Hospital Corporation	VA
63.	Virginia Hospital Company, LLC	VA
64.	Oak Hill Hospital Corporation	WV